December 29, 2009

Trading Symbol: LXRP: OTCBB

    LXX: CNSX

$228,000 PRIVATE PLACEMENT CLOSED

(Vancouver, BC: December 29, 2009) - Lexaria Corp. (the "Company” or “Lexaria") announces it has closed a private placement of 1,617,752 units at a price of $0.12 per unit for gross proceeds of $194,130.

Each unit consists of one common share in the capital of the Company and one half of a non-transferable share purchase warrant, each full warrant entitling the holder to purchase one additional common share in the capital of the Company until December 24, 2010, at a purchase price of CDN$0.22 per share. This was less than the maximum amount the Company could have raised in this financing which would have been 1,900,000 units at CDN $0.12 per unit to raise gross proceeds of up to CDN$228,000.

Proceeds of the Private Placement are intended to be used in part for operations on the Company’s Belmont Lake Oil Field and for general working capital. The Company continues to wait for dry weather to be able to drill the expected PP-F 12-4 well at Belmont Lake which was prefunded prior to this current private placement.

Chris Bunka, the Company’s President and Chief Executive Officer, subscribed for 200,000 units in the private placement. Because of his position with the Company, Mr. Bunka’s participation would be considered a “related party transaction” as defined under Multilateral Instrument 61-101 (“MI 61-101”). The transaction is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 as neither the fair market value of any units issued to or the consideration paid by such persons will exceed 25% of the Company’s market capitalization. The Private Placement is subject to normal regulatory approvals.

All of the shares, warrants and any shares issued upon exercise of the warrants comprising the units issued in the private placement are subject to a hold period and may not be traded except as permitted by the applicable securities laws and the CNSX. There is no finder’s fee payable in connection with this private placement.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended,  and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria:

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

ON BEHALF OF THE BOARD

"Chris Bunka"

Mr. Chris Bunka, President

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.

Chris Bunka President/CEO/Chairman

(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.